Exhibit 10.5

Execution Version

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) is made and entered into as of October 1, 2024 by and between _____ (the “Assignor”), and SOLUNA HOLDINGS, INC., a Nevada corporation (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Note Purchase Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to the Note Purchase Agreement dated June 20, 2024 (as amended pursuant to that certain First Amendment to Note Purchase Agreement dated as of July 12, 2024, the “Note Purchase Agreement”) by and among SOLUNA AL CLOUDCO, LLC, a Delaware limited liability company (the “Company”), the Assignee, SOLUNA CLOUD, INC., a Nevada corporation (“Soluna Cloud” and, together with the Company and the Assignee, each, a “Note Party” and, collectively, the “Note Parties”), the Assignor and each other Investor party thereto (collectively, the “Investors”) and GREENCLOUD PARTNERS, LLC (formerly known as GREEN CLOUD HOLDINGS, LLC), a Delaware limited liability company, in its capacity as Administrative Agent for the Investors (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”), among other things, the Company has issued in favor of the Assignor a promissory note dated as of July 12, 2024 (the “Note”) in a principal amount equal to Five Hundred Thousand Dollars ($500,000);

WHEREAS, in connection with the Note Purchase Agreement, Soluna Cloud has also issued to the Assignor that certain Stock Warrant dated as of July 12, 2024, designated Certificate No. W-2 (the “Warrant”), exercisable within three (3) years from the issuance date for the number of shares of Soluna Cloud’s common stock as described therein, subject to the terms and conditions set forth therein; and

WHEREAS, the Assignor desires to assign all of its rights and obligations under the Note, the Note Purchase Agreement and the other Note Documents (as defined in the Note Purchase Agreement) to which it is a party (collectively, together with the Note Purchase Agreement and the Note, the “Assigned Documents”) to the Assignee in exchange for a cash payment equal to the Purchase Price (as defined below), subject to and in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the benefits to be derived by the parties hereto and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Assignment and Assumption of Loan Agreement. The Assignor hereby irrevocably sells, transfers, conveys and assigns, without recourse, and, except as provided in Section 3 below, without representation or warranty, to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, as of the Effective Date (i) all of the Assignor’s rights and obligations under the Assigned Documents and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor against any Person (including, without limitation, any Note Party), whether known or unknown, arising under or in connection with the Assigned Documents or the transactions governed thereby or in any way based on or related to any of the foregoing, including, without limitation, contract claims, tort claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold, transferred, conveyed and assigned pursuant to this Assignment (all such rights and obligations sold, transferred, conveyed and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) of this Section 1, the “Assigned Interests”); provided, that, for the avoidance of doubt, in no event shall the Assigned Interests include any of the Assignor’s rights and obligations under the Warrant or any other Equity Documents to which the Assignor is a party. For so long as the Warrant is outstanding, the Company will provide Assignor with copies of any and all quarterly internally prepared financial statements delivered to the Administrative Agent pursuant to Section 3(c)(ii) of the Note Purchase Agreement.

2. Purchase Price. In exchange for the sale, transfer, conveyance and assignment of the Assigned Interests in Section 1 above, the Assignee hereby agrees to make a cash payment to the Assignor equal to (i) Three Hundred Thousand Dollars ($300,000), less (ii) the aggregate amount of any and all principal payments made on the Note during the period beginning on the date hereof and ending on the Effective Date, less (iii) fifty-percent (50%) of the aggregate amount of any and all interest payments on the Note made to Assignor during the period beginning on the date hereof and ending on the Effective Date (such resulting amount, the “Purchase Price”).

3. Representations and Warranties of Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interests being assigned by it hereunder, (ii) such Assigned Interests are free and clear of any adverse claim, lien or encumbrances and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby, and (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Assigned Documents, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Assigned Documents, any other instrument or document furnished pursuant thereto or any collateral thereunder or (iv) the performance or observance by any Note Parties or any other Person of any of their respective obligations under any Assigned Document.

4. Assignment Conditions. This Assignment shall become effective upon satisfaction of all of the following conditions precedent (the date upon which each of the following conditions precedent is satisfied, the “Effective Date”):

(a) Counterparts. The Assignor shall have received a counterpart of this Assignment duly executed by the Assignee and, as to its agreement, acknowledgement and consent only, each Note Party.

(b) Payment of the Purchase Price. The Assignor shall have received from the Assignee a wire transfer in immediately available funds in an amount equal to the Purchase Price in accordance with the wire instructions previously provided by the Assignor to the Assignee.

5. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interests under the Assigned Documents (including payments of principal, interest, fees and other amounts) to the Assignee, regardless of whether such amounts accrued prior to or following the Effective Date.

6. Further Assurances. The Assignor hereby agrees to execute and deliver to the Assignee, from time to time following the Effective Date, any and all further assignments and such other further documents, agreements and instruments as may be reasonably necessary or advisable to effect or evidence more fully the assignment of the Assigned Interests hereunder.

7. Governing Law; Jurisdiction and Venue; Waiver of Jury Trial; Arbitration.

(a) This Assignment shall be governed by the internal laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware. Subject to clause (c) of this Section 7, each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of the state and federal courts located in the State of Delaware over any suit, action or proceeding arising out of or relating to this Assignment.

(b) EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS ASSIGNMENT.

(c) Except for claims, disputes and controversies that are not subject to arbitration by applicable law, any and all claims, disputes and controversies between or among the parties hereto, whether in tort, contract or otherwise, arising out of or relating to this Assignment shall, upon demand by any party, be determined by binding arbitration in the State of Delaware (or such other location as the parties mutually agree). The arbitration shall be administered by JAMS pursuant to its Expedited Arbitration Procedures then in effect (or any other form of arbitration mutually acceptable to the parties so involved). Judgment on the award may be entered in any state or federal court having jurisdiction in the State of Delaware.

8. Counterparts. This Assignment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. One or more counterparts of this Assignment may be delivered by facsimile or by .pdf, .tif, .gif, .peg or similar attachment to electronic mail, and any such counterparts shall have the same effect as an original executed counterpart hereof, and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. The words “execution,” “signed,” “signature,” and words of like import in this Assignment (or in any amendment, supplement hereto or any other document delivered hereunder) shall be deemed to include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “.pdf”, “.tif” or “.jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or the Uniform Electronic Transactions Act.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Assignment is made and executed effective as of the date first written above.

[*]

as Assignor

By:
Name:
Title:

[Signature Page to Assignment and Assumption Agreement (Alpha Capital Anstalt)]

SOLUNA HOLDINGS, INC.,
as Assignee

By:
Name:	John Belizaire
Title:	CEO

AGREED, ACKNOWLEDGED AND CONSENTED TO:

SOLUNA AL CLOUDCO, LLC,
as a Note Party

By:
Name:	John Belizaire
Title:	CEO

SOLUNA CLOUD, INC.,
as a Note Party

By:
Name:	John Belizaire
Title:	CEO

SOLUNA HOLDINGS, INC.,
as a Note Party

By:
Name:	John Belizaire
Title:	CEO

[Signature Page to Assignment and Assumption Agreement]